FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter Results
-- Net Income of $202 million; Achieves record quarterly Revenue, Adjusted EBITDA and AFFO --

BOSTON – August 4, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the second quarter of 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We are pleased to report outstanding performance in the second quarter, including all-time record Revenue, Adjusted EBITDA and AFFO. These results are reflective of our team’s commitment to our customers and the expanded addressable market for our products and services." said William L. Meaney, President and CEO of Iron Mountain. “We remain focused on delivering value for our customers with ever expanding innovation in our suite of products and services which will ultimately deliver accelerated growth for our company and our shareholders.”
Financial Performance Highlights for the Second Quarter and Year-to-Date 2022

($ in millions, except per share data)
	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change
	6/30/22	6/30/21	Reported $	Constant Fx	6/30/22	6/30/21	Reported $	Constant Fx
Storage Rental Revenue	$753	$718	5%	8%	$1,504	$1,426	5%	8%
Service Revenue	$536	$401	34%	38%	$1,033	$775	33%	37%
Total Revenue	$1,290	$1,120	15%	18%	$2,538	$2,202	15%	18%

Net Income	$202	$277	(27)%		$244	$323	(25)%
Reported EPS	$0.68	$0.95	(28)%		$0.83	$1.11	(25)%
Adjusted EPS	$0.46	$0.38	21%		$0.85	$0.70	21%

Adjusted EBITDA	$455	$406	12%	15%	$886	$786	13%	15%
Adjusted EBITDA Margin	35.3%	36.2%	(90) bps		34.9%	35.7%	(80) bps

AFFO	$271	$246	10%		$535	$481	11%
AFFO per share	$0.93	$0.85	10%		$1.83	$1.66	10%

•Total reported Revenues for the second quarter were $1.29 billion, compared with $1.12 billion in the second quarter of 2021, an increase of 15.2%. Excluding the impact of foreign currency exchange (Fx), total reported Revenues increased 18.5% compared to the prior year, driven by a 37.6% increase in Service revenue, while Storage rental revenue increased 7.8%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic constant currency basis, service revenue grew 21.1%. Year to date, total reported Revenues increased 15.3%, or 17.9% excluding the impact of Fx.
•Net Income for the second quarter was $201.9 million compared with $276.5 million in the second quarter of 2021. Net income in the second quarter of 2021 included gains of approximately $181.2 million related to the divestment of the company's Intellectual Property Management business. Net Income in the second quarter of 2022 includes a lower gain from real estate sales as compared to the second quarter of 2021, offset by lower adjusted expenses and foreign currency transaction gains. Year to date, Net Income was $243.6 million, compared with $323.2 million in 2021.
•Adjusted EBITDA for the second quarter was $454.7 million, compared with $405.6 million in the second quarter of 2021, an increase of 12.1%. On a constant currency basis, Adjusted EBITDA increased by 15.4% in the second quarter, driven by the strong increase in Service revenue and productivity benefits. Year to date, Adjusted EBITDA was $885.7 million, compared with $786.2 million in 2021, an increase of 12.7%. On a constant currency basis, year to date Adjusted EBITDA increased 15.4%.
•FFO (Normalized) per share was $0.74 for the second quarter, compared with $0.69 in the second quarter of 2021, an increase of 7.2%. Year to date, FFO (Normalized) per share was $1.41, compared with $1.32 in 2021, or an increase of 7.3%.
•AFFO was $270.9 million for the second quarter, compared with $246.0 million in the second quarter of 2021, an increase of 10.1%, driven by improved Adjusted EBITDA, partially offset by an increase in cash taxes. Year to date, AFFO was $535.2 million, compared with $481.4 million in 2021, or an increase of 11.2%.
•AFFO per share was $0.93 for the second quarter, compared with $0.85 in the second quarter of 2021, an increase of 9.6%, driven by improved Adjusted EBITDA. Year to date, AFFO per share was $1.83, compared with $1.66 in 2021, or an increase of 10.2%.
Dividend

On August 4, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the third quarter. The third-quarter 2022 dividend is payable on October 4, 2022, for shareholders of record on September 15, 2022.

Guidance

Iron Mountain affirmed full year 2022 guidance; details are summarized in the table below.

2022 Guidance(1)
($ in millions, except per share data)
	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%
(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.
To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

Investor Relations Contacts:
Gillian Tiltman	Sarah Barry
SVP, Head of Investor Relations	Senior Manager, Investor Relations
Gillian.Tiltman@ironmountain.com	Sarah.Barry@ironmountain.com
(617) 286-4881	(617) 237-6597

Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

Reconciliation of Non-GAAP Measures
Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	6/30/2022	12/31/2021
ASSETS
Current Assets:
Cash and Cash Equivalents	$144,746	$255,828
Accounts Receivable, Net	1,116,329	961,419
Prepaid Expenses and Other	280,944	224,020
Total Current Assets	$1,542,019	$1,441,267
Property, Plant and Equipment:
Property, Plant and Equipment	$8,690,956	$8,647,303
Less: Accumulated Depreciation	(4,072,787)	(3,979,159)
Property, Plant and Equipment, Net	$4,618,169	$4,668,144
Other Assets, Net:
Goodwill	$4,923,691	$4,463,531
Customer and Supplier Relationships and Other Intangible Assets	1,508,526	1,181,043
Operating Lease Right-of-Use Assets	2,512,377	2,314,422
Other	517,537	381,624
Total Other Assets, Net	$9,462,131	$8,340,620
Total Assets	$15,622,319	$14,450,031

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$86,790	$309,428
Accounts Payable	435,475	369,145
Accrued Expenses and Other Current Liabilities	957,507	1,032,537
Deferred Revenue	302,494	307,470
Total Current Liabilities	$1,782,266	$2,018,580
Long-term Debt, Net of Current Portion	9,993,126	8,962,513
Long-term Operating Lease Liabilities, Net of Current Portion	2,371,270	2,171,472
Other Long-term Liabilities	404,703	144,053
Deferred Income Taxes	325,222	223,934
Redeemable Noncontrolling Interests	93,957	72,411
Total Long-term Liabilities	$13,188,278	$11,574,383
Total Liabilities	$14,970,544	$13,592,963
Equity
Total Equity	$651,775	$857,068
Total Liabilities and Equity	$15,622,319	$14,450,031

Quarterly Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change
Revenues:
Storage Rental	$753,126	$751,070	0.3%	$718,272	4.9%
Service	536,408	496,976	7.9%	401,484	33.6%
Total Revenues	$1,289,534	$1,248,046	3.3%	$1,119,756	15.2%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$556,476	$546,622	1.8%	$474,579	17.3%
Selling, General and Administrative	295,394	280,723	5.2%	259,779	13.7%
Depreciation and Amortization	178,254	183,615	(2.9) %	166,685	6.9%
Acquisition and Integration Costs	16,878	15,661	7.8%	2,277	n/a
Restructuring Charges	—	—	—	39,443	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net	(51,249)	(705)	n/a	(128,935)	(60.3) %
Total Operating Expenses	$995,753	$1,025,916	(2.9) %	$813,828	22.4%

Operating Income	$293,781	$222,130	32.3%	$305,928	(4.0) %
Interest Expense, Net	115,057	114,442	0.5%	105,220	9.3%
Other (Income) Expense, Net	(41,217)	55,901	n/a	(186,230)	(77.9) %
Net Income Before Provision (Benefit) for Income Taxes	$219,941	$51,787	n/a	$386,938	(43.2) %
Provision (Benefit) for Income Taxes	18,083	10,080	79.4%	110,416	(83.6) %
Net Income	$201,858	$41,707	n/a	$276,522	(27.0) %
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,777	(592)	n/a	1,237	43.7%
Net Income Attributable to Iron Mountain Incorporated	$200,081	$42,299	n/a	$275,285	(27.3) %

Net Income Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.69	$0.15	n/a	$0.95	(27.4) %
Diluted	$0.68	$0.14	n/a	$0.95	(28.4) %

Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1%	289,247	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2%	291,079	0.5%

Year to Date Condensed Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	YTD 2022	YTD 2021	% Change
Revenues:
Storage Rental	$1,504,196	$1,426,328	5.5%
Service	1,033,384	775,468	33.3%
Total Revenues	$2,537,580	$2,201,796	15.3%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$1,103,098	$926,488	19.1%
Selling, General and Administrative	576,117	518,502	11.1%
Depreciation and Amortization	361,869	332,327	8.9%
Acquisition and Integration Costs	32,539	2,277	n/a
Restructuring Charges	—	79,254	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net	(51,954)	(133,386)	(61.0) %
Total Operating Expenses	$2,021,669	$1,725,462	17.2%

Operating Income	$515,911	$476,334	8.3%
Interest Expense, Net	229,499	209,642	9.5%
Other Expense (Income), Net	14,684	(181,517)	n/a
Net Income Before Provision (Benefit) for Income Taxes	$271,728	$448,209	(39.4) %
Provision (Benefit) for Income Taxes	28,163	125,056	(77.5) %
Net Income	$243,565	$323,153	(24.6) %
Less: Net Income Attributable to Noncontrolling Interests	1,185	2,265	(47.7) %
Net Income Attributable to Iron Mountain Incorporated	$242,380	$320,888	(24.5) %

Net Income Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.83	$1.11	(25.2) %
Diluted	$0.83	$1.11	(25.2) %

Weighted Average Common Shares Outstanding - Basic	290,542	289,001	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,166	290,303	0.6%

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change

Net Income	$201,858	$41,707	n/a	$276,522	(27.0) %

Add / (Deduct):
Interest Expense, Net	115,057	114,442	0.5%	105,220	9.3%
Provision (Benefit) for Income Taxes	18,083	10,080	79.4%	110,416	(83.6) %
Depreciation and Amortization	178,254	183,615	(2.9) %	166,685	6.9%
Acquisition and Integration Costs	16,878	15,661	7.8%	2,276.70	n/a
Restructuring Charges	—	—	—	39,443	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(51,249)	(705)	n/a	(128,935)	(60.3) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(46,103)	53,515	n/a	(189,605)	(75.7) %
Stock-Based Compensation Expense	20,256	11,341	78.6%	22,536	(10.1) %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,672	1,338	25.0%	1,072	56.0%
Adjusted EBITDA	$454,706	$430,994	5.5%	$405,631	12.1%

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	YTD 2022	YTD 2021	% Change

Net Income	$243,565	$323,153	(24.6) %
Add / (Deduct):
Interest Expense, Net	229,499	209,642	9.5%
Provision (Benefit) for Income Taxes	28,163	125,056	(77.5) %
Depreciation and Amortization	361,869	332,327	8.9%
Acquisition and Integration Costs	32,539	2,277	n/a
Restructuring Charges	—	79,254	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(51,954)	(133,386)	(61.0) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	7,412	(187,484)	n/a
Stock-Based Compensation Expense	31,597	33,269	(5.0) %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	3,010	2,088	44.2%
Adjusted EBITDA	$885,700	$786,196	12.7%

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change

Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated	$0.68	$0.14	n/a	$0.95	(28.4) %
Add / (Deduct):
Acquisition and Integration Costs	0.06	0.05	20.0%	0.01	n/a
Restructuring Charges	—	—	—	0.14	(100.0) %
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	—	0.02	(100.0) %	—	—
(Gain) on Disposal/Write-Down of PP&E, Net	(0.18)	—	—	(0.44)	(59.1) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.16)	0.18	n/a	(0.65)	(75.4) %
Stock-Based Compensation Expense	0.07	0.04	75.0%	0.08	(12.5) %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.03)	(0.05)	(40.0) %	0.31	n/a
Net Income Attributable to Noncontrolling Interests	0.01	—	n/a	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.46	$0.38	21.1%	$0.38	21.1%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended June 30, 2022, quarter ended March 31, 2022, and quarter ended June 30, 2021 was 16.5%, 18.6% and 16.2%, respectively.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted Earnings per Share (“Adjusted EPS”) as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2022	YTD 2021	% Change

Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated	$0.83	$1.11	(25.2) %
Add / (Deduct):
Acquisition and Integration Costs	0.11	0.01	n/a
Restructuring Charges	—	0.27	(100.0) %
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	0.02	—	n/a
(Gain) on Disposal/Write-Down of PP&E, Net	(0.18)	(0.46)	(60.9) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.03	(0.65)	n/a
Stock-Based Compensation Expense	0.11	0.11	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.07)	0.30	n/a
Net Income Attributable to Noncontrolling Interests	—	0.01	(100.0) %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.85	$0.70	21.4%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted Earnings per Share ("Adjusted EPS") for the year-to-date periods ended June 30, 2022 and 2021 was 16.5% and 16.2%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change

Net Income	$201,858	$41,707	384.0%	$276,522	(27.0) %
Add / (Deduct):
Real Estate Depreciation (1)	75,008	79,333	(5.5) %	74,784	0.3%
(Gain) Loss on Sale of Real Estate, Net of Tax	(48,978)	214	n/a	(102,476)	(52.2) %
Data Center Lease-Based Intangible Asset Amortization (2)	4,040	4,123	(2.0) %	10,482	(61.5) %
FFO (Nareit)	$231,928	$125,377	85.0%	$259,312	(10.6) %
Add / (Deduct):
Acquisition and Integration Costs	16,878	15,661	7.8%	2,277	n/a
Restructuring Charges	—	—	—	39,443	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(2,270)	(919)	n/a	(1,076)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(46,103)	53,515	n/a	(189,605)	(75.7) %
Stock-Based Compensation Expense	20,256	11,341	78.6%	22,536	(10.1) %
Real Estate Financing Lease Depreciation	3,427	3,780	(9.3) %	3,515	(2.5) %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(8,250)	(15,632)	(47.2) %	63,570	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	374	(20)	n/a	(9)	n/a
FFO (Normalized)	$216,240	$193,103	12.0%	$199,963	8.1%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$0.79	$0.43	83.7%	$0.89	(11.2) %
FFO (Normalized)	$0.74	$0.66	12.1%	$0.69	7.2%

Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1%	289,247	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2%	291,079	0.5%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Real estate financing lease depreciation; and (vii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)
(Dollars in thousands, except per-share data)

	Q2 2022	Q1 2022	Q/Q % Change	Q2 2021	Y/Y % Change

FFO (Normalized)	$216,240	$193,103	12.0%	$199,963	8.1%
Add / (Deduct):
Non-Real Estate Depreciation	37,667	37,280	1.0%	34,191	10.2%
Amortization Expense (1)	48,332	50,494	(4.3) %	36,250	33.3%
Amortization of Deferred Financing Costs	3,454	5,610	(38.4) %	4,316	(20.0) %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,821	1,860	(2.1) %	2,065	(11.8) %
Non-Cash Rent Expense (Income)	4,384	3,126	40.2%	3,958	10.8%
Reconciliation to Normalized Cash Taxes	(9,422)	6,435	n/a	188	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	857	1,110	(22.8) %	969	(11.6) %
Less:
Recurring Capital Expenditures	32,399	34,785	(6.9) %	35,909	(9.8) %
AFFO	$270,934	$264,234	2.5%	$245,992	10.1%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$0.93	$0.91	2.3%	$0.85	9.6%

Weighted Average Common Shares Outstanding - Basic	290,756	290,328	0.1%	289,247	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,487	291,846	0.2%	291,079	0.5%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $9.8M, $8.6M, and $7.5M in Q2 2022, Q1 2022, and Q2 2021, respectively.

Adjusted Funds From Operations, or AFFO
Adjusted funds from operations (“AFFO”) is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO
(Dollars in thousands, except per-share data)

	YTD 2022	YTD 2021	% Change

Net Income	$243,565	$323,153	(24.6) %
Add / (Deduct):
Real Estate Depreciation (1)	154,341	150,831	2.3%
(Gain) on Sale of Real Estate, Net of Tax	(48,764)	(106,781)	(54.3) %
Data Center Lease-Based Intangible Asset Amortization (2)	8,163	20,965	(61.1) %
FFO (Nareit)	$357,305	$388,168	(8.0) %
Add / (Deduct):
Acquisition and Integration Costs	32,539	2,277	n/a
Restructuring Charges	—	79,254	(100.0) %
(Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(3,189)	(1,222)	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	7,412	(187,484)	n/a
Stock-Based Compensation Expense	31,597	33,269	(5.0) %
Real Estate Financing Lease Depreciation	7,207	7,051	2.2%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(20,876)	60,494	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	354	(13)	n/a
FFO (Normalized)	$412,349	$381,794	8.0%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$1.22	$1.34	(8.5) %
FFO (Normalized)	$1.41	$1.32	7.3%

Weighted Average Common Shares Outstanding - Basic	290,542	289,001	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,166	290,303	0.6%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	YTD 2022	YTD 2021	% Change

FFO (Normalized)	$412,349	$381,794	8.0%
Add / (Deduct):
Non-Real Estate Depreciation	74,947	69,057	8.5%
Amortization Expense (1)	98,826	69,736	41.7%
Amortization of Deferred Financing Costs	9,064	8,443	7.4%
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	3,681	4,327	(14.9) %
Non-Cash Rent Expense (Income)	7,510	9,369	(19.8) %
Reconciliation to Normalized Cash Taxes	(5,992)	1,269	n/a
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,967	1,881	4.6%
Less:
Recurring Capital Expenditures	67,184	64,492	4.2%
AFFO	$535,168	$481,384	11.2%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$1.83	$1.66	10.2%

Weighted Average Common Shares Outstanding - Basic	290,542	289,001	0.5%
Weighted Average Common Shares Outstanding - Diluted	292,166	290,303	0.6%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $18.4M and $14.7M in YTD 2022 and YTD 2021, respectively.